Exhibit 99.2

CalCon Mutual Mortgage LLC

September 30, 2022

Consolidated Financial Statements

Calcon Mutual Mortgage LLC

Consolidated Balance Sheets

Calcon Mutual Mortgage LLC

Consolidated Balance Sheets

September 30, 2022
ASSETS
Assets:
Cash and Cash Equivalents	$16,275,735
Mortgage Loans Held for Sale at Fair Value	367,637,618
Mortgage Loans Receivable, Net	118,136,409
Loan Fees and Other Receivables	15,854,672
Derivative Assets	756,236
Mortgage Servicing Rights	6,412,612
Prepaid Expenses	1,349,411
Property and Equipment, Net	98,345
Deposits and Other Assets	125,705

Total Assets	$526,646,743

LIABILITIES AND EOUITY
Liabilities:
Accounts Payable and Accrued Liabilities	$9,673,030
Derivative Liabilities	3,688,969
Warehouse Lines of Credit	455,823,829
Deferred Revenue	2,384,478
Secondary Market Reserve	1,085,758
Notes Payable	6,823,392

Total Liabilities	479,479,456
Members’ Equity:
Class B Members	44,093,740
Non-Controlling Interest	3,073,547

Total Members’ Equity	47,167,287
Total Liabilities and Equity	$526,646,743

See Notes to Consolidated Financial Statements

Calcon Mutual Mortgage LLC

Consolidated Statements of Income and Expense

Nine Months Ended September 30, 2022

September 30, 2022
Mortgage Lending Income:
Gain on Sale of Mortgage Loans and Loan Origination Fees	$35,703,245
Loan Fees from Lending Activities	9,321,460
Gain on Retention/Fair Value Change of Mortgage Servicing Rights	7,111,661
Loss on Sale of Mortgage Servicing Rights	(105,978)
Mortgage Servicing Fees	900,851
Interest Income from Lending Activities	16,518,251

Total Mortgage Lending Income	69,449,490

Mortgage Lending Expense:
Loan Originator Commissions	10,471,336
Warehouse Lines of Credit Interest Expense	10,589,672
Loan Expense Related to Lending Activities	5,047,998
Mortgage Servicing Fee Expense	1,257,378
Provision for Secondary Market Reserve	173,421

Total Mortgage Lending Expense	27,539,805

Gross Profit	41,909,685

Operating Expenses:
Salaries, Payroll Taxes and Employee Benefits	18,900,357
Occupancy and Equipment Rent	1,245,321
Advertising and Marketing	4,974,593
General and Administrative	16,793,058

Total Operating Expense	41,913,329

Loss from Operations	(3,644)

Other Income and (Expenses):
Interest Income	693
Interest Expense	(229,216)

Total Other Income and (Expense)	(228,523)
Net Loss Before Non-controlling Interest	(232,167)

Net Income from Non-controlling Interest	(1,675,101)

Net Loss Attributable to the Company	$(1,907,268)

See Notes to Consolidated Financial Statements

Calcon Mutual Mortgage LLC

Consolidated Statements of Changes in Members’ Equity

Nine Months Ended September 30, 2022

	Class B	Non-Controlling Interest	Total Equity
Balance at December 31, 2021	$64,725,458	$1,585,946	$66,311,404
Contributions	—	812,500	812,500
Distributions	(18,724,450)	(1,000,000)	(19,724,450)
Net Income (Loss)	(1,907,268)	1,675,101	(232,167)

Balance at September 30, 2022	$44,093,740	$3,073,547	$47,167,287

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022

September 30, 2022
Cash Flows from Operating Activities:
Net Loss	$(232,167)
Adjustment to Reconcile Net Income to Net Cash Flows from Operating Activities:
Captive Insurance Amortization	(4,144,791)
Depreciation	45,305
Gain on Sale of Mortgage Servicing Rights	105,978
Gain on Retention of Mortgage Servicing Rights	(4,945,558)
Fair Value Adjustment of Mortgage Servicing Rights	(2,166,103)
Amortization of Deferred Revenue	(982,685)
Provision for Secondary Market Reserve	173,421
Increase (Decrease) in Operating Assets:
Mortgage Loans Held for Sale	(114,467,962)
Mortgage Loans Receivable	(48,019,173)
Loan Fees and Other Receivables	(6,490,472)
Derivative Instruments	5,454,184
Prepaid Expenses	3,082,053
Deposits and Other Assets	1,617,903
Decrease (Increase) in Operating Liabilities:
Accounts Payable and Accrued Liabilities	(18,610)
Deferred Revenue	2,624,895
Secondary Market Reserve	(1,087,663)

Net Cash Used in Operating Activities	(169,451,445)

Cash Flows From Investing Activities:
Proceeds from Sale of Mortgage Servicing Rights	8,978,643

Net Cash Provided by Investing Activities	8,978,643

Cash Flows From Financing Activities:
Proceeds from Warehouse Lines of Credit	1,388,098,548
Repayments on Warehouse Lines of Credit	(1,232,312,853)
Repayments of Notes Payable	(1,262,487)
Distributions	(18,724,450)
Non-controlling Interest Contributions	812,500
Non-controlling Interest Distributions	(1,000,000)

Net Cash Provided by Financing Activities	135,611,258

Net Increase in Cash and Cash Equivalents	(24,861,544)
Cash and Cash Equivalents – Beginning of Period	41,137,279

Cash and Cash Equivalents – End of Period	$16,275,735

Supplementary Disclosure of Cash Flow Information:
Cash Paid for Interest	$9,807,138

See Notes to Consolidated Financial Statements

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

CalCon Mutual Mortgage LLC dba OneTrust Home Loans, Tabor Mortgage Group and Warp Speed Mortgage LLC (CalCon), which was incorporated in 2013 in the state of Delaware. CalCon is principally engaged in the origination of mortgage loans secured by residential real estate located in various states throughout the United States. Generally, such loans are subsequently sold to financial institutions or to other entities that sell such loans to investors. CalCon is registered with the Nationwide Mortgage Licensing System & Registry as well as applicable state licensing agencies. Additionally, CalCon is approved by the U.S. Department of Housing and Urban Development (HUD) to act as a non-supervised mortgagee and with the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), and the Governmental National Mortgage Association (GNMA) to act as a seller/servicer.

Merger

On January 1, 2021, CalCon merged with Yellowstone RE Holdings (Yellowstone), an entity under common control. CalCon purchases, owns, and occasionally sells pools of residential and commercial mortgage loans, including discounted and distressed mortgage loan purchases, all of which are secured by deeds of trust or mortgage contracts.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of CalCon; and its wholly owned subsidiary OTHLJV20, LLC, which has consolidating joint ventures with Schumacher Mortgage LLC; Team One Home Loans LLC, and Ardorio Lending LLC (altogether, the Company). All significant intercompany accounts, transactions, and profits have been eliminated in the consolidation.

Basis of Presentation and Use of Estimates

The Company’s consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The accrual basis of accounting requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the consolidated financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of Presentation and Use of Estimates (Continued)

In the Company’s opinion, the accompanying financial statements contain all normal recurring adjustments necessary for a fair presentation of its financial statements for interim periods in accordance with U.S. GAAP. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. The information presented in these interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s financial statements as of and for the year ended December 31, 2021. Operating results for the nine months ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

Mortgage Servicing Rights

The Company originates mortgage loans for sale to the secondary market and sells the loans on either a servicing-retained or servicing-released basis. The Company has obligations to service residential first mortgage loans that are acquired through loans sold on a servicing-retained basis. These mortgage servicing rights (MSRs) are recognized as assets at the time a loan is sold on a servicing-retained basis and capitalized at fair value. Changes in fair value are recorded in fair value adjustments of mortgage servicing rights in the accompanying consolidated statements of income and expense.

Fair market value is based on the present value of estimated future cash flows using a discount rate commensurate with the risk involved. Estimates of fair market value include assumptions about contractual service fees, projected costs to service, prepayment speeds, default, interest rates and other factors, which are subject to change over time. Changes in these underlying assumptions could cause the fair market value of MSRs to specifically change in the future. The Company obtains a valuation from an independent third party on a monthly basis to support the reasonableness of the fair value estimate generated by the Company’s internal model.

The key assumptions used in determining the fair value of MSRs when they are initially recorded were as follows:

September 30, 2022
Discount Rates	12.50%
Annual Prepayment Speeds	8.60%
Cost of Servicing	$94

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

1.	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy established under applicable accounting guidance which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value. The three levels are defined as follows:

Level I inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own financial model using assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

2.	MORTGAGE LOANS HELD FOR SALE

All mortgage loans held for sale are secured by residential property and are collateral for the warehouse lines of credit. Mortgage loans held for sale consisted of the following as of:

September 30, 2022
Mortgage Loans Held for Sale (Unpaid Principal Balance)	$372,923,235
Fair Value Adjustment	5,285,617

Mortgage Loans Held for Sale at Fair Value	$367,637,618

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

3.	MORTGAGE LOANS RECEIVABLE

The Company had the following mortgage loans receivable at:

September 30, 2022
Mortgage loans receivable consisted of notes to individuals secured by deeds of trust, bearing interest at various rates from 2.00% to 12.00% per annum, partially or fully amortized. These notes have original maturity dates from December 2022 through October 2052.	$410,174,133
Less: Construction Loan Commitments	(248,968,300)

Mortgage Loans Receivable, Net	$161,205,833

Mortgage Loans in Foreclosure

At September 30, 2022, the Company had loans amounting to $2,668,699 that were in the process of foreclosure. Real estate owned is included in mortgage loans receivable at September 30, 2022. Management does not anticipate any losses related to these foreclosures.

Loan Modifications

At September 30, 2022, the Company did not have any material loan modifications.

4.	DERIVATIVE INSTRUMENTS

Derivative instruments are commitments to extend to borrowers, either at fixed or floating rates, and contracts to sell mortgage loans to investors at specific future dates and interest rates. Commitments to extend credit are generally agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the borrower. The market risk associated with the commitments to sell loans occurs when the estimated amount of the commitments to extend credit is not the same as the outstanding commitments to sell loans and from the possible inability of counterparties to meet the terms of their commitments.

The Company recognized pre-tax net realized and unrealized gains of $23,701,211 for the nine months ended September 30, 2022, on its hedging activity related to interest rate lock commitments and investor forward loan sale contracts. The Company had the following derivative instruments as of:

	September 30, 2022
	Volume	Fair Value
Interest Rate Lock Commitments	$93,677,461	$756,236
Investor Forward Loan Sale Contracts	$425,000,000	(3,688,969)

Total Derivative Instruments		$(2,932,733)

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

4.	DERIVATIVE INSTRUMENTS (CONTINUED)

The following table represents the quantitative information about interest rate lock commitments and the fair value measurements as of:

Loan Funding Probability (Pull-Through)
September 30, 2022
Weighted Average	91%

The Company had margin calls with a broker dealer totaling $3,937,500 at September 30, 2022, which are located in loan fees and other receivables on the accompanying consolidated balance sheets.

5.	MORTGAGE SERVICING RIGHTS

The following summarizes MSR activity for the nine months ended:

September 30, 2022
Beginning Balance	$8,385,572
Capitalized Mortgage Servicing Rights	4,945,558
Fair Value Adjustment and Payoffs	1,794,350
Sale of Mortgage Servicing Rights	(9,009,332)
Gain on Sale of Mortgage Servicing Rights	296,464

Mortgage Servicing Rights	$6,412,612

The following table illustrates the impact of adverse changes on the discount rate and prepayment speeds at two different data points at:

	September 30, 2022
	Discount Rates		Prepayment Speeds
	10% Adverse Change	20% Adverse Change	10% Adverse Change	20% Adverse Change
Mortgage Servicing Rights	$(271,188)	$(517,855)	$(183,118)	$(354,711)

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

6.	WAREHOUSE LINES OF CREDIT

At September 30, 2022, the Company had warehouse lines of credit agreement with two financial institutions, whereby the Company received advances under the agreements up to a combined maximum of $800,000,000.

The Company had the following outstanding warehouse lines of credit at:

September 30, 2022
Merchants Bank	$(439,525,118)
Centier Bank	(16,298,711)

Total	$(455,823,829)

7.	SECONDARY MARKET RESERVE

The following is a summary of the secondary market reserve activity for the nine months ended:

September 30, 2022
Beginning Balance	$2,000,000
Charge-Offs	173,421
Provision for Secondary Market Reserve	(1,087,663)

Ending Balance	$1,085,758

8.	NOTES PAYABLE

Merchants Bank

At September 30, 2022, the Company has a loan of $2,389,820, which bears interest of 3.59%, and is due in 2024. Loan repayments are approximately $980,000 per year through 2024.

PACREP Investment Company. LLC

At September 30, 2022, the Company has a note payable of $4,433,572 bearing interest at Libor plus a margin of 150 basis points per annum, with interest payable quarterly and principal payable upon the payoff of the mortgage loans that are pledged as collateral. This note was transferred from Yellowstone in the amount of $5,231,041.

9.	TRUST LIABILITIES

The Company collects funds from borrowers in advance for payment of credit, taxes and insurance. The Company is required to maintain these funds in a separate trust account for the benefit of these borrowers. Total funds held in trust for others at September 30, 2022, was $12,057,539. The trust assets and liabilities are not included on the accompanying consolidated balance sheets.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

10.	FAIR VALUE MEASUREMENTS

The following table represents the Company’s fair value hierarchy for its assets measured at fair value on a recurring basis as of:

	September 30, 2022
	Level 1	Level 2	Level 3
Mortgage Loans Held for Sale	$—	$367,637,618	$—
Interest Rate Lock Commitments	—	—	756,236
Mortgage Servicing Rights	—	—	6,412,612
Investor Forward Loan Sale Contracts	—	(3,688,969)	—

Total	$—	$363,948,649	$7,168,848

The following table presents a reconciliation of Level 3 assets measured at fair value on a recurring basis for the following nine months ended:

Interest Rate Lock Commitments
Balance at December 31, 2021	$2,845,650
Net Transfers and Revaluations	(2,089,414)

Balance at September 30, 2022	$756,236

At September 30, 2022, there were no non-recurring assets or liabilities recorded at fair value.

Due to their short-term nature, the carrying values of loan fees and other receivables, prepaid expenses, certain notes receivable, accounts payable and accrued liabilities, warehouse lines of credit and certain notes payable approximate their fair values at September 30, 2022.

11.	RISKS AND UNCERTAINTIES

Mortgage Operations

In the normal course of its business, the Company is exposed to certain economic and compliance risks including credit risk, investor risk, repurchase risk, concentration risk, interest rate risk, regulatory risk, securitization risk and operating risk.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

11.	RISKS AND UNCERTAINTIES (CONTINUED)

Credit Risk

The Company is dependent on its warehouse lending partners and termination of one or more of these relationships could affect the Company’s financial results and overall operations. The Company expects that warehouse lines of credit will remain available to finance its mortgage lending activities and that the Company will be able to obtain access to additional warehouse lines of credit, if needed. However, there is no certainty that these lending relationships or any other current relationships will continue or that the Company will be able to obtain new credit facilities. If the warehouse lines of credit become unavailable or diminished, the reduction in the Company’s borrowing ability could have a material adverse effect on the results of its operations and financial position.

Investor Risk

The Company has requirements to maintain certain net worth and liquidity amounts for their approvals with government-sponsored entities as well as other third-party aggregators. Failure to meet these financial covenant requirements could have an adverse impact on the Company’s financial position.

Repurchase Risk

The Company has mortgage loan purchase agreements with various investors. The Company is obligated to perform certain procedures in accordance with these agreements. The agreements provide for conditions whereby the Company may be required to either repurchase mortgage loans or provide indemnification for losses suffered by investors due to borrower default for various reasons, among which may be one of the following: (i) a mortgage loan is originated in violation of the investor’s requirements, (ii) the Company breaches any term of the agreement, and/or (iii) an early payment default occurs from a mortgage originated by the Company.

Concentration Risk

The Company sells loans to various investors. For nine months ended September 30, 2022, mortgage loans sold to the largest three investors consisted of approximately 53% of its mortgage loan sales.

Interest Rate Risk

Until a rate guarantee is extended to a borrower, the Company is not exposed to interest rate risk. At September 30, 2022, the Company had commitments to extend credit for which interest rates were guaranteed to borrowers, subject to loan approval. If mortgage interest rates change between the time the rate guarantee is made to the borrower and the time such loan is priced for sale to an investor, there is a potential loss on the sale of the loan. In most cases, the Company elects to absorb price risk on a portion of its rate guarantees by waiting to formally commit loans to actual commitments until after closing and offsetting that risk through hedging activities.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

11.	RISKS AND UNCERTAINTIES (CONTINUED)

Interest Rate Risk (Continued)

In order to manage the price risk on this population of rate guarantees, the Company enters into mandatory delivery forward sale commitments to investors at different times during the period that the underlying loans are in process. This latter method of loan sales generally entails the assumption of somewhat greater interest rate risk but also usually produces a higher gain on loan sales. The Company mitigates this risk through its hedging activities. The Company is also subject to risks associated with changes in interest rates to the extent that such fluctuations may have an effect on loan production volumes.

Regulatory Risk

The Company is subject to comprehensive regulation and supervision by federal and state regulatory authorities covering all aspects of the organization, management and operations. Many regulations have undergone significant changes and will significantly change in the future. The Company continually evaluates the regulations to determine the extent of the impact on Company operations.

Any of the various regulatory agencies may take enforcement actions against the Company in the event management does not operate in accordance with applicable regulations, policies and directives. Regulatory enforcement could adversely affect the business, financial condition and results of operations.

Securitization Risk

The Company originates mortgages for different agencies. Some of these investors aggregate these securities for the purposes of securitizing them in the public markets. To the extent that these investors are unable to finance these loans in the securitization markets at attractive prices, the marketability and liquidity of these loans could become impaired. As of September 30, 2022, the secondary market provided adequate liquidity for these loans.

Operating Risk

The impact of COVID-19, and its variants, continue to cause uncertainty in global and national markets, which may continue for a currently indeterminable period of time. The pandemic may continue to cause labor disruptions, supply chain shortages, increased consumer costs and related inflation. These negative factors either individually, or cumulatively, may cause an impact to financing and investing operations, the consequence of which cannot be readily determined, but may impact the Company’s ability to meet future obligations.

12.	CONTINGENCIES

The Company has claims arising in the normal course of business. In the opinion of the Company’s legal counsel and management, any outcome will be immaterial to the consolidated financial statements.

CalCon Mutual Mortgage LLC

Notes to Consolidated Financial Statements

Nine Months Ended September 30, 2022

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 15, 2022, the date the financial statements were available to be issued.

On October 1, 2022, MVB Bank, Inc. (the “Bank”) and wholly-owned subsidiary of MVB Financial Corp. (“MVB”), completed the purchase of 3,748,392.93 Class B Common Units (the “MVB Investment”) of Warp Speed Holdings LLC, a Wyoming limited liability company (“Warp Speed”), pursuant to the terms of the Equity Purchase Agreement between the Bank and Warp Speed dated March 13, 2022, as thereby assigned by the Bank to MVB effective as of April 28, 2022 (as assigned, the “Purchase Agreement”). The MVB Investment represented 37.5% of the outstanding equity interests of Warp Speed on a fully-diluted basis.

Immediately prior to the closing of the MVB Investment, the pre-closing members of Warp Speed contributed to Warp Speed all of their equity interests in certain entities under common control of the sellers specified in the Purchase Agreement, in exchange for equity interests in Warp Speed (the “Put-Together Transaction”). As of October 1, 2022, Warp Speed serves as a holding company for the entities contributed in the Put-Together Transaction, which are focused on residential and commercial loan origination and servicing, business and personal insurance brokerage and data analytics. The Company is included as part of a number of entities that were contributed by the Warp Speed members to Warp Speed as part of the Put-Together Transaction.